SUB-ITEM 77D

Money Market Variable Account changed its disclosure under Investment Objective from "MMVA's investment objective is to seek maximum current income to the extent consistent with stability of principal by investing exclusively in money market instruments maturing in 13 months or less" to "The Variable Account's investment objective is to seek a high level of current income consistent with preservation of capital and liquidity" and under Principal Investment Strategies from "MMVA may invest up to 35% of its total assets in U.S. dollar-denominated securities of foreign issuers, including foreign companies, foreign governments and sovereign entities (such as government agencies), foreign banks and U.S. branches of foreign banks" to "MFS may invest the Variable Account's assets in U.S. dollar-denominated foreign money market instruments" and deleted "The average maturity of the investments in MMVA may not exceed 90 days. MMVA will invest only in corporate obligations which have a maturity when purchased of 13 months or less," as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-79141 and 811-3563), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

High Yield Variable Account changed its disclosure under Investment Objective from "HYVA's investment objective is to provide high current income and capital appreciation by investing primarily in fixed income securities of U.S. and foreign issuers which may be in the lower rated categories or unrated (commonly known as junk bonds) and may involve equity features" to "The Variable Account's investment objective is to seek total return with an emphasis on high current income, but also considering capital appreciation" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-79142 and 811-3562), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Capital Appreciation Variable Account changed its disclosure under Investment Objective from "CAVA's investment objective is to maximize capital appreciation by investing in securities of all types with a major emphasis on common stocks" to "The Variable Account's investment objective is to seek capital appreciation" and under Principal Investment Policies from "CAVA invests, under normal market conditions, at least 65% of its net assets in common stocks and related securities, such as preferred stocks, convertible securities and depositary receipts of companies which MFS believes possess above-average growth opportunities" to "MFS normally invests the Variable Account's assets primarily in equity securities. MFS focuses on investing the Variable Account's assets in the stocks of companies it believes to have above average earnings growth potential compared to other companies (growth companies)" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-79143 and 811-3561), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Government Securities Variable Account changed its disclosure under Investment Objective from "GSVA's investment objective is to provide current income and the preservation of capital by investing in U.S. Government securities" to "The Variable Account's investment objective is to seek total return with an emphasis on current income, but also considering capital appreciation" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 2-90805 and 811-4009), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Global Governments Variable Account changed its disclosure under Investment Objective from "GGVA's investment objective is to provide moderate current income, preservation of capital and growth of capital by investing in debt obligations that are issued or guaranteed as to principal and interest by either
(i) the U. S. Government, its agencies, authorities or instrumentalities or (ii) the governments of foreign countries (to the extent that MFS believes that the higher yields available from foreign government securities are sufficient to justify the risks of investing in these securities)" to "The Variable Account's investment objective is to seek total return with an emphasis on current income, but also considering capital appreciation" and deleted its disclosure under Principal Investment Strategies, "GGVA may also invest up to 20% of its total assets in foreign government securities of emerging market countries," as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 33-19739 and 811-5450), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

Total Return Variable Account changed its disclosure under Investment Objective from "TRVA's investment objective is to provide above-average income (compared to a portfolio invested entirely in equity securities) consistent with the prudent employment of capital. Its secondary objective is to provide reasonable opportunity for growth of capital and income" to "The Variable Account's investment objective is to seek total return" as described in Post-Effective Amendment No. 39 to the Registration Statement (Nos. 33-19738 and 811-5448), as filed with the Securities and Exchange Commission via EDGAR on April 30, 2007, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.